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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  JUNE 5, 2002


                                  BRIAZZ, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                   Washington
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                 (State or Other Jurisdiction of Incorporation)



      000-32527                                          91-1672311
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(Commission File Number)                       (IRS Employer Identification No.)


                        3901 7th Avenue South, Suite 200
                         Seattle, Washington 98108-5206
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              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code  (206) 467-0994




                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Forward-Looking Statements

The following discussion contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Such statements include statements regarding potential financings, the timing, amount and type of such financings, the creation and expansion of wholesale relationships, including relationships with Target and Albertson's, and the number of units that could be sold and the amount of revenue and profits that could be realized through such relationships. Our actual results and the timing of such events could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, those described in connection with the forward-looking statement, the uncertainty of obtaining financing on terms favorable to us, if at all, uncertain market acceptance and profitability of our new products, the uncertainty of whether our initial product tests in Target and Albertson's stores will be successful, the uncertainty of whether Target, Albertson's or other wholesale customers will enter into broadened or national sales agreements with us, our lack of experience in selling our products on a national basis, reliance on new customers, and the factors listed in Exhibit
99.1 to our quarterly report for the period ended March 31, 2002, which factors are hereby incorporated by reference in this report.

Although we believe the expectations reflected in our forward-looking statements are reasonable, based on the assumptions accompanying such statements, we cannot guarantee future results, levels of activity, performance or achievements or other future events. We cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements after the date of this filing. You should not place undue reliance on forward-looking statements.

Item 5.  Other Events

In our annual meeting of shareholders to be held today, Victor D. Alhadeff, our Chief Executive Officer, will state that:

     - we are attempting to secure a $1.2 million convertible debt financing in the near term; and

     - we may seek, in the fourth quarter of 2002, approximately $5 million to $10 million in additional financing, depending upon the success of our initiatives with current and potential wholesale customers.

The securities offered in such financings have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration thereunder.







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Item 9.  Regulation FD Disclosure

In our annual meeting of shareholders to be held today, Mr. Alhadeff will state that we began testing our new frozen panini products in 8 Target stores (4 in Seattle, 4 in Chicago) on May 20, 2002, and have reached agreement to begin testing our products in 30 Albertson's stores in southern California on July 8, 2002.

Mr. Alhadeff will also describe the potential opportunity for expanding our wholesale accounts through extended shelf-life products and frozen products and note that, if BRIAZZ's products are successfully tested and we are able to enter into agreements with Target and Albertson's to sell such products through additional stores, then:

     - assuming that our products are sold in 630 Albertson's stores in our current markets at a rate of 40 units per day and such sales are profitable, we could potentially achieve an annual revenue of $17,200,000 and an annual profit of $2,400,000 with respect to such sales; and

     - assuming that our products are sold in 900 Target stores nationally at a rate of 20 units per day and such sales are profitable, we could potentially achieve an annual revenue of $10,700,000 and an annual profit of $850,000 with respect to such sales.

Mr. Alhadeff will note, further, that if these product offerings are successful in Target and Albertson's stores:

     - we may be able to enter into similar agreements with other large retailers; and

     - if we are able to secure agreements to sell our products through two additional such retailers on a national basis, we could potentially achieve an annual revenue of $15,600,000 and an annual profit of $2,600,000 through such additional relationships.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRIAZZ, INC.



Date:  June 5, 2002                         By  /s/ Tracy Warner
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                                            Tracy Warner
                                            Chief Financial Officer